EX-99.23.i.iv

J. W. BROWN (1911-1995)     BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS             ATTORNEYS AND COUNSELORS AT LAW   JOANN M. STRASSER
ROBERT S BROWN                      3500 CAREW TOWER         AARON A. VANDERLAAN
DONALD S. MENDELSOHN                 441 VINE STREET         LAWRENCE A. ZEINNER
LYNNE SKILKEN                   CINCINNATI, OHIO 45202         STEPHANIE M. MACK
AMY G. APPLEGATE               TELEPHONE (513) 381-2121
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125             OF COUNSEL
MELANIE S. CORWIN                                               GILBERT BETTMAN
                                                                 (1918 - 2000)


                                                      November 16, 2000


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

         Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

         Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 47 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                              Very truly yours,

                                              /s/


                                              BROWN, CUMMINS & BROWN CO., L.P.A.